UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aflac Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AFLAC INCORPORATED C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717	Your Vote Counts! AFLAC INCORPORATED 2022 Annual Meeting Vote by May 1, 2022 11:59 PM ET. For shares held in a Plan, vote by April 27, 2022 11:59 PM ET.

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You invested in AFLAC INCORPORATED and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 2, 2022.

Get informed before you vote
View the Notice and Proxy Statement as well as the Annual Report on Form 10-K for the year ended December 31, 2021 online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 18, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 2, 2022 10:00 a.m.

Virtually at: www.virtualshareholdermeeting.com/AFL2022

* Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends
The following proposals are being submitted to the Shareholders:
1.	to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;
Nominees:
1a.	Daniel P. Amos	For
1b.	W. Paul Bowers	For
1c.	Arthur R. Collins	For
1d.	Toshihiko Fukuzawa	For
1e.	Thomas J. Kenny	For
1f.	Georgette D. Kiser	For
1g.	Karole F. Lloyd	For
1h.	Nobuchika Mori	For
1i.	Joseph L. Moskowitz	For
1j.	Barbara K. Rimer, DrPH	For
1k.	Katherine T. Rohrer	For
2.	to consider the following non-binding advisory proposal:
	“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement”	For
3.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2022	For

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